EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement Nos. 333-218218, 333-143275 and 333-44999 on Form S-8 of our reports dated February 19, 2021, relating to the financial statements of Ocwen Financial Corporation and subsidiaries (the Company) and the effectiveness of the Company’s internal control over financial reporting. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 19, 2021